Exhibit 5.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Bitfarms Ltd. (the Company) of our report dated March 24, 2021, relating to the consolidated financial statements, which appears as Exhibit 99.112 to the Company’s Registration Statement on Form 40-F.

We also consent to reference to us under the heading “Experts,” which appears in the Annual Information Form included in Exhibit 99.123 of the Company’s Registration Statement on Form 40-F, which is incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Ontario, Canada August 13, 2021

PricewaterhouseCoopers LLP

PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5

T: +1 905 815 6300, F: +1 905 815 6499, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.